                                                                    EXHIBIT 10.1






                               WEGENER CORPORATION

                               1998 INCENTIVE PLAN

                         EFFECTIVE DATE: JANUARY 1, 1998

                               WEGENER CORPORATION

                               1998 INCENTIVE PLAN



                                Table of Contents

Section                                                                      Page
-------                                                                      ----
1.       Purpose and Amendment..............................................   3

2.       Definitions........................................................   3

3.       Shares Subject to the Plan.........................................   6

4.       Grant of Awards and Award Agreements...............................   7

5.       Stock Options and Stock Appreciation Rights........................   7

6.       Performance Units..................................................  11

7.       Restricted Stock...................................................  13

8.       Deferred Stock.....................................................  14

9.       Certificates for Awards of Stock...................................  15

10.      Loans and Supplemental Cash Payments...............................  16

11.      Beneficiary........................................................  17

12.      Administration of the Plan.........................................  18

13.      Amendment or Discontinuance........................................  19

14.      Adjustments in Event of Change in
          Common Stock......................................................  20

15.      Change in Control..................................................  20

16.      Options to Non-Employee Directors..................................  22

17.      Miscellaneous......................................................  22

                               WEGENER CORPORATION
                               1998 INCENTIVE PLAN
                         EFFECTIVE DATE: JANUARY 1, 1998

1.        Purpose and Amendment

          The Wegener Corporation 1998 Incentive Plan has been adopted for the purpose of attracting and retaining persons of ability as directors, employees or consultants or advisors of Wegener Corporation and its subsidiaries, motivate and reward good performance, encourage such employees to continue to exert their best efforts on behalf of the Company and its subsidiaries and provide opportunities for stock ownership by such employees in order to increase their proprietary interest in the Company by providing incentive awards to Key Employees (as hereinafter defined), whose responsibilities and decisions directly affect the performance of the Company and its subsidiaries. Such incentive awards may, in the discretion of the Board or Committee, consist of common stock of the Company (subject to such restrictions as the Board or Committee may determine or as provided herein), performance units or stock appreciation rights payable in such stock or cash, or incentive or nonqualified stock options to purchase such stock, or any combination of the foregoing, together with supplemental cash payments, all as the Board or Committee may determine.

2.        Definitions

          When used herein, the following terms shall have the following meanings:

          "Award" means an award granted to any Eligible Participant or Key Employee in accordance with the provisions of the Plan in the form of Options, SARS, Restricted Stock, Deferred Stock or Performance Units, or any combination of the foregoing.

          "Beneficiary" means the beneficiary or beneficiaries designated pursuant to Section 11 to receive the amount, if any, payable under the Plan upon the death of an Eligible Participant or Key Employee.

          "Board" means the Board of Directors of the Company.

          "Change in Control" means the happening of any of the following:

                    (A) receipt by the Company of a report on Schedule 13D filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act") disclosing that any person, group, corporation or other entity (other than the Company, a wholly-owned subsidiary of the Company, Robert A. Placek, or a present stockholder of the Company for whom a Schedule 13D has been filed) is the beneficial owner, directly or indirectly, of 20 percent or more of the outstanding stock of the Company;

                    (B) the purchase, after the date hereof, by any person (as defined in Section 13(d) of the 1934 Act), corporation or other entity other than the Company or a wholly-owned subsidiary of the Company, of shares pursuant to a tender or exchange offer to acquire any stock of the Company (or securities convertible into stock) for cash, securities or any other consideration, provided that, after consummation of the offer, such person, group, corporation or other entity is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20 percent or more of the outstanding stock of the Company (calculated as provided in paragraph
          (d) of Rule 13d-3 under the 1934 Act in the case of rights to acquire stock);

                    (C) approval by the stockholders of the Company of any (i) consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its common stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (ii) sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

                    (D) a change in the majority of the members of the Board of Directors within a 12- month period unless the election or nomination for election by the Company's stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

          "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

          "Committee" means the Committee, if any, appointed by the Board pursuant to Section 12. If no Committee is appointed by the Board, the Board shall function as and in place of the Committee.

          "Company" means Wegener Corporation and its successors and assigns.

          "Deferred Stock" means Stock credited to an Eligible Participant or Key Employee under the Plan subject to the requirements of Section 8 and such other restrictions as the Committee deems appropriate or desirable.

          "Eligible Participant(s)" shall mean directors, officers, Key Employees of the Company and its subsidiaries, consultants, advisors and other persons who may not otherwise be eligible to receive qualified incentive stock options under Section 422 of the Code.

          "Fair Market Value" means, as of any date, the closing price of the Common Stock as reported by any national stock exchange on which the Stock is listed or on the NASDAQ National Market or NASDAQ Small Cap Market, if applicable, or, if no sales of Stock have taken place on such date, the closing price on the most recent preceding date on which selling prices were quoted; provided, however, that at the time of grant of any Award other than an incentive stock option, the Committee, in its sole discretion, may elect to determine Fair Market Value for all purposes under the Plan with respect to such Award, based on the average of the closing prices, as of the date of determination and a period of up to nine trading days immediately preceding such date.

          "Key Employee" means an officer or other key employee of any Participating Company who, in the judgment of the Committee, is responsible for or contributes to the management, growth or profitability of the business of any Participating Company.

          "Option" means an option to purchase Stock, including Restricted Stock or Deferred Stock, if the Committee so determines, subject to the applicable provisions of Section 5 and awarded in accordance with the terms of the Plan and which may be an incentive stock option qualified under Section 422 of the Code or a nonqualified stock option.

          "Participating Company" means the Company or any subsidiary or other affiliate of the Company; provided, however, for incentive stock options only, "Participating Company" means the Company or any corporation which at the time such option is granted under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 425(f) of the Code.

          "Non-Employee Director" shall mean each such person who is a member of the Board of Directors of the Company but who is not a full-time employee of the Company.

          "Performance Unit" means a performance unit subject to the requirements of Section 6 and awarded in accordance with the terms of the Plan.

          "Plan" means the Wegener Corporation 1998 Incentive Plan, as the same may be amended, administered or interpreted from time to time.

          "Restricted Stock" means Stock delivered under the Plan subject to the requirements of Section 7 and such other restrictions as the Committee deems appropriate or desirable.

          "SAR" means a stock appreciation right subject to the appropriate requirements under Section 5 and awarded in accordance with the terms of the Plan.

          "Stock" means the $.01 par value common stock of the Company.

          "Total Disability" means the complete and permanent inability of an Eligible Participant or Key Employee to perform all of his or her duties under the terms of his or her employment, service or contractual arrangement, with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

3.        Shares Subject to the Plan

          The aggregate number of shares of Stock which may be awarded under the Plan or subject to purchase by exercising an Option shall not exceed one million (1,000,000) shares. Such shares shall be made available either from authorized and unissued shares or shares held by the Company in its treasury. The Committee may, in its discretion, decide to award other securities issued by the Company that are convertible into Stock or make such other securities subject to purchase by an Option, in which event the maximum number of shares of Stock into which such other securities may be converted shall be used in applying the aggregate share limit under this Section 3 and all provisions of the Plan relating to Stock shall apply with full force and effect with respect to such convertible securities. If, for any reason, any shares of Stock awarded or subject to purchase by exercising an Option under the Plan are not delivered or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted

Stock or Deferred Stock or termination, expiration or a cancellation with the consent of a participant of an Option, SAR or a Performance Unit, such shares of Stock shall again become available for award under the Plan.

4.        Grant of Awards and Award Agreements

          (a) Subject to the provisions of the Plan, the Committee shall, (i) determine and designate from time to time those Eligible Participants and Key Employees or groups of Eligible Participants and Key Employees to whom Awards are to be granted; (ii) determine the form or forms of Award to be granted to any Eligible Participant or Key Employee; (iii) determine the amount or number of shares of Stock, including Restricted Stock or Deferred Stock if the Committee so determines, subject to each Award; (iv) determine the terms and conditions of each Award; (v) determine whether and to what extent Eligible Participants and Key Employees shall be allowed or required to defer receipt of any Awards or other amounts payable under the Plan to the occurrence of a specified date or event; provided, however, that no Award shall be granted after the expiration of ten years from the effective date of the Plan.

          (b) Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify.

5.        Stock Options and Stock Appreciation Rights

          (a) With respect to Options and SARS, the Committee shall (i) authorize the grant of incentive stock options, nonqualified stock options, SARs or a combination of incentive stock options, nonqualified stock options and SARS; (ii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of an SAR;
(iii) determine whether such Stock shall be Restricted Stock or Deferred Stock, in the Committee's discretion, (iv) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period; and (v) determine whether or not all or part of each Option may be canceled by the exercise of an SAR; provided, however, that (A) no Option shall be granted after the expiration of ten years from the effective date of the Plan and (B) the aggregate Fair Market Value (determined as of the date an Option is granted) of the Stock (disregarding any restrictions in the case of Restricted Stock) for which incentive stock options granted to any Key Employee under this Plan may first become exercisable in any calendar year shall not exceed $100,000.

          (b) The exercise period for a nonqualified stock option shall not exceed ten years and one day from the date of grant, and the exercise period for an incentive stock option or SAR, including any extension which the Committee may from time to time decide to grant, shall not exceed ten years from the date of grant; provided, however, that, in the case of an incentive stock option granted to a Key Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company (a "Ten Percent Stockholder"), such period, including extensions, shall not exceed five years from the date of grant.

          (c) The Option or SAR price per share shall be determined by the Committee at the time any Option is granted and shall be not less than (i) in the case of incentive stock options and any tandem SARs, 100% of the Fair Market Value, or in the case of an Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value, or (ii) in the case of any other Options or SARS, at least 75% of Fair Market Value, disregarding any restrictions in the case of Restricted Stock or Deferred Stock, on the date the option is granted, as determined by the Committee.

          (d) No part of any Option or SAR may be exercised until (i) the Eligible Participant or Key Employee who has been granted the Award shall have remained in the employ or service of a Participating Company for such period, if any, after the date on which the Option or SAR is granted, as the Committee may specify, or (ii) achievement of such performance or other criteria, if any, by the Eligible Participant or Key Employee, the Company or any subsidiary, affiliate or division of the Company, as the Committee may specify, and the Committee may further require exercisability in installments.

        (e) Subject to Section 10(c), except as otherwise provided in the Plan, the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including Stock, or, with respect to nonqualified options, Restricted Stock or Deferred Stock, already owned by the optionee, having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and such other consideration having a total fair market value, as so determined, equal to the purchase price; provided, however, that if payment of the exercise price is made in whole or in part in the form of Restricted Stock or Deferred stock, the Stock received upon the exercise of the Option shall be Restricted Stock or Deferred Stock, as the case may be, at least with respect to the same number of shares and subject to the same restrictions or other limitations as the Restricted Stock or Deferred Stock paid on the exercise of the Option.

          (f) (i)    If a Key Employee who has been granted an Option or SAR
dies (A) while an employee of any Participating Company, or (B) within three months after termination of his or her employment because of his or her Total Disability, his or her Options or SARs may be exercised, to the extent that the Key Employee shall have been entitled to do so on the date of his or her death or such termination of employment, by the person or persons to whom the rights under the option or SAR pass by will, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, within 12 months after the date of death or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(b) above.

              (ii) If the Key Employee's employment by any Participating Company terminates because of his or her Total Disability and such participant has not died within the following three months, he or she may exercise his or her Options or SARS, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within 12 months after the date of the termination of his or her employment within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(b) above.

              (iii) If the Key Employee's employment terminates for any other reason, he or she may exercise his or her Options or SARs to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(b) above.

          (g) No Option or SAR granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by him or her.

          (h) With respect to an incentive stock option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an incentive stock option within the meaning of Section 422 of the Code.

          (i) Upon exercise of an SAR, the Eligible Participant or Key Employee shall be entitled, subject to such terms and conditions as the Committee may specify, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise, as determined by the Committee, over (ii) a specified amount which shall not, subject to Section 5(j), be less than the Fair Market Value of such specified number of shares of Stock at the time the SAR is granted. Upon exercise of an SAR, payment of such excess shall be made as the Committee shall specify at the time of the grant of an SAR or otherwise (A) in cash, (B) through the issuance or transfer of whole shares of Stock, including Restricted Stock or Deferred Stock, with a Fair Market Value, disregarding any restrictions in the case of Restricted Stock or Deferred Stock, at such time equal to any such excess, or (C) a combination of cash and shares of Stock with a combined fair market value at such time equal to any such excess, all as determined by the Committee; provided, however, a fractional share of Stock shall be paid in cash equal to the Fair Market Value of the fractional share of Stock, disregarding any restrictions in the case of Restricted Stock or Deferred Stock, at such time. If the full amount of such value is not paid in Stock, then the shares of Stock representing such portion of the value of the SAR not paid in Stock shall again become available for award under the Plan.

          (j) If the Award granted to an Eligible Participant or Key Employee allows such person to elect to cancel all or any portion of an unexercised option by exercising a related SAR, then the Option price per share of Stock shall be used as the specified price in Section 5(i), to determine the value of the SAR upon such exercise, and, in the event of the exercise of such SAR, the Company's obligation in respect of such Option or such portion thereof will be discharged by payment of the SAR so exercised. In the event of such a cancellation, the number of shares as to which such Option was canceled shall again become available for award under the Plan less the number of shares received by the optionee upon such cancellation. Any such SAR shall be transferable only by will or by the laws of descent and distribution. During the lifetime of the optionee, such SAR shall be exercisable only by him or her.

6.        Performance Units

          (a) The Committee shall determine a performance period (the "Performance Period") of one or more years and shall determine the performance objectives for grants of Performance Units. Performance objectives may vary from participant to participant and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate, including, but not limited to, minimum earnings per share, return on equity or performance by a subsidiary or division of the Company. Performance Periods may overlap and participants may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

          (b) At the beginning of a Performance Period, the Committee shall determine for each participant or group of participants eligible for Performance Units with respect to that Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to a participant as an Award if the relevant measure of Company performance for the Performance Period is met.

          (c) If during the course of a Performance Period there shall occur a significant event or events (a "Significant Event") as determined by the Committee, including, but not limited to, a reorganization of the Company, which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

          (d) If an Eligible Participant or Key Employee terminates service with all Participating Companies during a Performance Period because of death, Total Disability, retirement on or after age 65, or at an earlier age with the consent of the Company, or a Significant Event, as determined by the Committee, that Eligible Participant or Key Employee shall be entitled to payment in settlement of each Performance Unit for which the Performance Period was prescribed (i) based upon the performance objectives satisfied at the end of such period and
(ii) prorated for the portion of the Performance Period during which the Eligible Participant or Key Employee was employed or retained by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Unit in such amount or amounts and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Eligible Participant or Key Employee. If an Eligible Participant or Key Employee terminates service with all Participating Companies during a Performance Period for any other reason, such Eligible Participant or Key Employee shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.

          (e) Each Performance Unit may be paid in whole shares of Stock, including Restricted Stock or Deferred Stock (together with any cash representing fractional shares of Stock), or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, at the time of grant of the Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. If and to the extent the full value of a Performance Unit is not paid in Stock, then the shares of Stock representing the portion of the value of the Performance Unit not paid in Stock shall again become available for award under the Plan.

7.        Restricted Stock

          (a) Restricted Stock may be received by an Eligible Participant or Key Employee either as an Award or as the result of an exercise of an Option or SAR or as payment for a Performance Unit. Restricted Stock shall be subject to a restriction period (after which restrictions shall lapse) which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such performance or other criteria as the Committee shall determine (the "Restriction Period"). The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

          (b) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by an Eligible Participant or Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period; provided, however, the Restriction Period for any recipient of Restricted Stock shall expire and all restrictions on shares of Restricted Stock shall lapse upon the recipient's death, Total Disability, retirement on or after age 65 or an earlier age with the consent of the Company, or upon a Significant Event, as determined by the Committee.

          (c) Except as otherwise provided in Section 7(b) above, if an Eligible Participant or Key Employee terminates employment or service with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall, unless the Committee otherwise determines, be forfeited by the recipient and shall be reacquired by the Company, and, in the case of Restricted Stock purchased through the exercise of an Option, the Company shall refund the purchase price paid on the exercise of the Option. Upon such forfeiture, such forfeited shares of Restricted Stock shall again become available for award under the Plan.

          (d) The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

          (e) Nothing in this Section 7 shall preclude a recipient of Restricted Stock from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

8.        Deferred Stock

          (a) Deferred Stock may be credited to an Eligible Participant or Key Employee either as an Award or as the result of an exercise of an Option or SAR or as payment for a Performance Unit. Deferred Stock shall be subject to a deferral period which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such performance or other criteria as the Committee shall determine (the "Deferral Period"). The Committee may provide for the expiration of the Deferral Period in installments where deemed appropriate.

          (b) Except as otherwise provided in this Section 8, no Deferred Stock awarded hereunder shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Deferral Period; provided, however, the Deferral Period shall expire upon the recipient's death, Total Disability, retirement on or after age 65 or an earlier age with the consent of the Company, or upon a Significant Event, as determined by the Committee.

          (c) At the expiration of the Deferral Period, the recipient of Deferred Stock shall be entitled to receive a certificate pursuant to Section 9 for the number of shares of Stock equal to the number of shares of Deferred Stock credited on his or her behalf. Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares of Deferred Stock credited to a recipient shall be paid to such recipient within 30 days after each dividend was declared unless, at the time of the Award the Committee determined that such dividends should be reinvested in additional shares of Deferred

Stock, in which case additional shares of Deferred Stock shall be credited based on the Stock's Fair Market Value at the time of each such dividend.

          (d) Except as otherwise provided in Section 8(b), if an Eligible Participant or Key Employee terminates employment or service with all Participating Companies for any reason before the expiration of the Deferral Period, all shares of Deferred Stock shall, unless the Committee otherwise determines, be forfeited by the Key Employee or Eligible Participant, and, in the case of Deferred Stock purchased through the exercise of an Option, the Company shall refund the purchase price paid on the exercise of the Option. Upon such forfeiture, such forfeited shares of Deferred Stock shall again become available for award under the Plan.

9.        Certificates for Awards of Stock

          (a) Subject to Section 7(d), each Eligible Participant or Key Employee entitled to receive shares of Stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name of the Eligible Participant or Key Employee and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders.

          (b) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed and
(ii) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

          (c) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Stock is then listed and any applicable Federal or state securities laws; and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this
Section 9(c) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

          (d) Except for the restrictions on Restricted Stock or Deferred Stock under Sections 7 and 8, each Eligible Participant or Key Employee who receives an award of Stock shall have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Eligible Participant or Key Employee awarded an Option, an SAR, Performance Unit or Deferred Stock shall have any right as a stockholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares, except as otherwise provided under Section 8 with respect to Deferred Stock.

10.       Loans and Supplemental Cash Payments

          (a) The Committee may provide for supplemental cash payments or loans to Eligible Participants or Key Employees at such time and in such manner as the Committee may determine in connection with Awards granted under the Plan.

          (b) Supplemental cash payments shall be subject to such terms and conditions as the Committee may specify; provided, however, in no event shall the amount of such payment exceed (i) in the case of an Option, the excess of the Fair Market Value of the shares of Stock, disregarding any restrictions in the case of Restricted Stock or Deferred Stock, purchased through the Option on the date of exercise over the option price, or (ii) in the case of an Award of an SAR, Performance Unit, Restricted Stock or Deferred Stock, the value of the shares of Stock and other consideration issued in payment of such Award; and provided, however, in the case of an incentive stock option, no supplemental cash payment shall be made if it would disqualify such option under Section 422 of the Code.

          (c) In the case of loans, any such loan shall be evidenced by a written loan agreement or other instrument in such form and with such terms and conditions, including, without limitation, provisions for interest, payment schedules, collateral, forgiveness, events of default or acceleration of such loans or parts thereof, as the Committee shall specify; provided, however, that in the case of an incentive stock option, the interest rate set by the Committee under such an arrangement shall be no lower than that required to avoid the imputation of unstated interest under the Code and the Committee shall specify no such term or condition that would result in such option failing to qualify as an incentive stock option.

11.       Beneficiary

          (a) Each Eligible Participant or Key Employee, as the case may be, shall file with the Committee a written designation, signed by the Eligible Participant or Key Employee, of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death, and the designation may name one or more persons as contingent Beneficiaries. An Eligible Participant or Key Employee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Eligible Participant's or Key Employee's death, and in no event shall it be effective as of a date prior to such receipt. Any such designation, or revocation or change of such designation, shall be in such form and manner as the Committee shall determine.

          (b) If no such Beneficiary designation is in effect at the time of an Eligible Participant's or Key Employee's death, or if no designated Beneficiary survives the Eligible Participant or Key Employee or if such Beneficiary is not located by the Committee within one year of the death of the Eligible Participant or Key Employee or if such designation conflicts with law, such person's estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

          (c) Wherever in this Plan the Committee is directed or authorized to pay an Award to an estate of a deceased participant, the Committee shall pay such Award to the personal representative of such estate, if any has qualified within 12 months of death, and if not, then to the persons who would be entitled to receive the Award under the laws of descent and distribution of the State of Georgia in effect at the date of death of the participant if he or she had died intestate owning such property in fee simple. The determination by the Committee shall be final and the Committee shall be fully protected in paying the Award to the person or persons determined by the Committee in good faith to be entitled thereto irrespective of whether such payments are made to the person or persons who are in fact entitled to receive such Award.

12.       Administration of the Plan

          (a) The Plan shall be administered by a Committee composed of two or more persons, as appointed by the Board and serving at the Board's pleasure, but unless and until the Committee is actually appointed by the Board, the Board shall function as and in place of the Committee. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or successor rule or regulation.

          (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

          (c) The Committee shall have full power, discretion and authority to interpret, construe, act and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be final, conclusive and binding on all persons for all purposes.

          (d) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among participants in the Plan, whether or not such participants are similarly situated.

          (e) The Committee shall keep minutes of its actions under the Plan. The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

          (f) The Committee may employ such legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting fees and expenses and professional fees, shall be paid by the Company.

          (g) No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. Each member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against all costs or expenses (including counsel fees) or liabilities (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as Directors or under the Bylaws of the Company.

13.       Amendment or Discontinuance

          The Board may at any time amend or terminate the Plan. The Plan may also be amended by the Committee, provided that all such amendments shall be reported to the Board. No amendment shall, without approval by a majority of the Company's stockholders, (i) alter the group of persons eligible for qualified incentive stock options under the Plan, or (ii) increase the maximum number of shares of Stock which are available for Awards under the Plan. No amendment or termination shall retroactively impair the rights of any person with respect to an Award. On or after the occurrence of a Change in Control, the Plan may not be amended or terminated until all payments required by Section 15 are made.

14.       Adjustments in Event of Change in Common Stock

          In the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock, merger or consolidation of the Company or sale by the Company of all or a substantial portion of its assets, or other event which could distort the implementation of the Plan or the realization of its objectives, the Committee may make such appropriate adjustments in the Stock subject to Awards, including Stock subject to purchase by an Option, or the terms, conditions or restrictions on Stock or Awards as the Committee deems equitable; provided, however, that no such adjustments shall be made on or after the occurrence of a Change in Control without the affected participant's consent.

15.       Change in Control

          Notwithstanding anything else herein to the contrary, as soon as practicable after the occurrence of a Change in Control, if any, the following shall occur:

          (a) All participants in the Plan may, regardless of whether still an employee of any Participating Company or a director of the Company, elect to cancel all or any portion of any Option no later than 90 days after the Change in Control, in which event the Company shall pay to such electing participant, an amount in cash equal to the excess, if any, of the Current Market Value (as defined below) of the shares of Stock, including Restricted Stock or Deferred Stock, subject to the Option or the portion thereof so canceled over the option or purchase price for such shares; provided, however, that, if the participant is no longer an employee or in the service of any Participating Company, the Option is exercisable at the time of the Change in Control.

          (b) All Performance Periods shall end and the Company shall pay each participant an amount in cash equal to the value of such participant's Performance Units, if any, based upon the Stock's Current Market Value, in full settlement of such Performance Units.

          (c) All Restriction Periods shall end and the Company shall pay each participant an amount in cash equal to the Current Market Value of the Restricted Stock held by, or on behalf of, each participant in exchange for such Restricted Stock.

          (d) All Deferral Periods shall end and the Company shall pay to each participant an amount in cash equal to the Current Market Value of the number of shares of Deferred Stock credited to such participant in full settlement of such Deferred Stock.

          (e) The Company shall pay to each participant the full amount, if any, deferred by such participant under the Plan which is not Performance Units, Restricted Stock or Deferred Stock.

          (f) The Company may reduce the amount due any participant under this Section by the unpaid balance, if any, of the principal and accrued and unpaid interest of any loans to such participant under Section 10.

          (g) For purposes of this Section 15, "Current Market Value" means the highest Closing Price (defined below) during the period (the "Reference Period') commencing 30 days prior to the Change in Control and ending 30 days after the Change in Control; provided, that if the Change in Control occurs as a result of a tender offer or exchange offer, or a merger, purchase of assets or stock or other transaction approved by stockholders of the Company, Current Market Value shall mean the higher of (i) the highest Closing Price during the Reference Period or (ii) the highest price paid per share pursuant to such tender offer, exchange offer or transaction. The "Closing Price" on any day during the Reference Price means the closing price per share of Stock based upon sales transactions on the national stock exchange or other nationally recognized quotation service (including the NASDAQ Stock Market) that day.

16.       Options to Non-Employee Directors

          (a) On the last day of each December (after the effective date of this Plan) on which regular trading occurs on the NASDAQ Stock Market during which the Plan is in force and effect, each Non- Employee Director who shall have served as a director of the Company, without resignation, leave, removal or other interruption, since the last annual shareholders meeting, shall be granted, without the necessity of action by the Committee or the Board, an Option hereunder to purchase 2,000 shares of Stock at an exercise price equal to the Fair Market Value of the Stock on such grant date.

          (b) Such Options granted under this Section 16 shall be exercisable commencing on the date of grant and thereafter until the date which is ten years and one day from the date of grant.

          (c) In all other respects, options granted to Non-Employee Directors hereunder shall conform to the terms of this Plan.

          (d) Upon the exercise of all or a portion of any of the Options provided for in this Section 16, the Company shall pay a supplemental cash amount equal to the greater of (i) the Company's minimum federal and state tax withholding obligation with respect to such exercise by the Non-Employee Director and such supplemental payment, or (ii) an amount sufficient to defray the federal and state tax consequences to the Non-Employee Director attributable to such exercise by the Non-Employee Director and such supplemental payment, as determined by the Committee on each date of such exercise, and based upon such information and calculations as the Committee in its sole discretion shall deem appropriate.

17.       Miscellaneous

          (a) Nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time.

          (b) No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise.

          (c) No participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments of awards provided for under the Plan shall be paid in cash from the general funds of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the participant or his or her dependents, beneficiaries or estate from any trust or special or separate fund established by the Company to assure such payments. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the participant shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Company and any participant. To the extent that any participant acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

          (d) Absence on leave approved by a duly constituted officer of the Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

          (e) If the Committee shall find that any person to whom any Award, or portion thereof, is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

          (f) The right of any person to any Award payable under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 11 with respect to the designation of a Beneficiary or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the participant or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the participant or his or her Beneficiary, then the Committee may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the participant, his or her Beneficiary or any other persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the participant (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

          (g) Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available to all participants at all reasonable times at the Company's headquarters.

          (h) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the participant or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes.

          (i) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

          (j) All elections, designations, requests, notices, instructions and other communications from an Eligible Participant or Key Employee, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such location as shall be specified by the Committee.

          (k) The terms of the Plan shall be binding upon the Company and its successors and assigns.

          (l) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.